SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                 INGENEX, INC.
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            (Exact name of registrant as specified in its charter)


       DELAWARE                                      94-3163294
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 (State of incorporation                (I.R.S. Employer Identification No.)
    or organization)

1505 O'BRIEN DRIVE, MENLO PARK, CALIFORNIA               94025
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 (Address of principal executive offices)              (Zip Code)



SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

Title of each class                          Name of each exchange on which
to be so registered                          each class is to be registered
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None                                         N/A


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]



SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:


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                    Common Stock, par value $.001 per share
                               (Title of class)






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                INFORMATION REQUIRED IN REGISTRATION STATEMENT



ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

           The information set forth in the prospectus contained in the Registration Statement on Form SB-2, as amended, (File No 33-95654) (the "Registration Statement") of the Registrant beneath the caption "Description of Capital Stock," as such description may be amended pursuant to a prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is incorporated herein by reference and made a part hereof.


ITEM 2.    EXHIBITS.

           (1) Form of Amended and Restated Certificate of Incorporation of the Registrant to be filed upon the closing of the Registrant's initial public offering (incorporated by reference to Exhibit 3.2 to the Registration Statement).

           (2) Form of Amended and Restated By-laws of the Registrant to be filed upon the closing of the Registrant's initial public offering (incorporated by reference to Exhibit 3.4 to the Registration Statement).



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                                   SIGNATURE
                                   ---------

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                  INGENEX, INC.
                                  ---------------------------
                                  (Registrant)



                                    By: /s/ Mark E. Furth
                                        ---------------------------
                                        Mark E. Furth
                                        President and Chief Executive Officer






Dated: October 22, 1996



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